SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:     July 8, 2003

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 9.  Regulation FD Disclosure [Item 12. Results of Operations and Financial Condition.]

The following information and exhibit is furnished to the Securities and Exchange Commission under Item 12. Results of Operations and Financial Condition of Form 8-K pursuant to the Securities Exchange Act of 1934.

On July 8, 2003, Registrant issued a press release announcing that it has implemented an operating expense reduction program, including a voluntary employee separation program, that is expected to result in approximately $125 million in cost savings for the second, third and fourth quarters of 2003, and expects to record a related pre-tax restructuring charge of approximately $296 million or $0.58 per share, substantially all of which will be recorded in the second quarter. Registrant also announced that excluding the restructuring charge, it expects to report improved operating results for the second quarter ended June 30, 2003, compared to the first quarter.

The press release issued by Registrant in connection with the announcements is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Frederick P. Baughman
Name:	Frederick P. Baughman
Title:	Senior Vice President, Controller and Chief Accounting Officer

Date:  July 9, 2003

EXHIBIT INDEX

Exhibit

99.1     Form of press release dated July 8, 2003

3